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                                                                   EXHIBIT 10.20

STORAGETEK
================================================================================
TO:    Bruce Taafe                               FROM:  David Weiss
                                                        Chairman, President and
                                                        Chief Executive Officer

SUBJ:  RELOCATION FROM AUSTRALIA                 DATE:  January 23, 1998
       TO STORAGETEK HEADQUARTERS

                                                 CC:    Laurie Dodd
                                                        Karen Niparko
                                                        Nancy Carst

================================================================================


Storage Technology Corporation (Company) is pleased to offer you the following assignment at StorageTek Headquarters, Louisville, Colorado. Your job title will be Vice President, International Field Operations, reporting to David Weiss. The expected duration of your assignment will be twenty-six (26) months and begin in Colorado effective November 1, 1997. You will be eligible for compensation adjustments per corporate policy. All costs of this assignment will be charged to 22/2647.

The following are the additional terms related to your new position. They are available to you (subject to change as provided elsewhere in this document), unless this assignment is terminated whether voluntarily, for cause, or reassignment.

I. BASE PAY - Shall be US$178,500 per annum, payable on a bi-weekly basis through StorageTek US Payroll, effective January 1, 1998.

II. BONUS PAY - During 1998 and 1999, you will be eligible for a target bonus of 30% of total target compensation capped at 2.33 times target bonus ("stretch"), based upon performance objectives that we will jointly establish.

III. STOCK OPTIONS - Following the beginning of your employment at StorageTek headquarters, and subject to the approval of the board of directors, you will be granted an option to purchase 13,500 shares of StorageTek common stock, price to be determined on the day the option is granted, and subject to the following terms and conditions: 50% (6,750) of these shares will vest over time; 4,500 on the first anniversary of the grant; 1,500 on the second anniversary and 750 on the third anniversary. The other 50% of the grant will vest at six (6) years from the grant date, subject to the opportunity to vest in the same pattern as the first 50% if performance goals are achieved.



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IV.   LONG TERM INCENTIVE (LTI) - You will be given stock in the Long-Term
Incentive plan, per the plan design. The plan design would allocate, for this position enough shares to equate to 50% of your base salary (per the Black Scholes valuation model). By comparison, your recent grants have targeted 20%-25% of your base pay.

V. LIVING QUARTERS ACCOMMODATIONS - The company will assist you in finding reasonable and customary accommodations, and will reimburse through Business Expense for rent and utilities (gas, electric, water, local phone) which are estimated to be about US$4,500 per month for the duration of your assignment. Any incremental tax costs, fees or losses incurred in buying, selling or maintaining a host location property are at your expense. Receipts or bills must be provided.

VI. VISAS AND ASSOCIATED DOCUMENTATION - Appropriate passports and visa(s) will be obtained for you and your family, and the cost paid for by StorageTek. International Human Resources will assist you in these endeavors.

VII. CAR PLAN - You will be eligible under the corporate leasing plan to lease one (1) car, reimbursed up to US$550 per month, for the duration of your assignment. The Australian company car plan will be suspended during the term of your assignment.

VIII. GOLF MEMBERSHIP - Membership in the Castle Pines Golf Club will be provided during the twenty-six (26) month assignment. This membership is for business purposes and your personal use only. Your family usage will be at your own expense.

IX. RELOCATION - You are eligible for the following relocation coverage under the terms of corporate policy:

o Shipment of Household Goods & Personal Property from Sydney, Australia to the Denver area

o    Storage of Household Goods & Personal Property in Australia

o    Home Finding Trip to new location in the Denver area (you and your spouse)

o    Travel for you and your family to the new location

o    Temporary Living (60 days)

o    Settlement Allowance of US$20,400 to be paid at the start of the assignment

o Reimburse transportation charges for two (2) pets to a maximum of US$2,000.00


As with Clause 5, payment will be made in accordance with Business Expense policy and upon production of appropriate bills or receipts.


X. HOME LEAVE - You and your wife will be reimbursed for one (1) round trip each year to Australia (business class). Travel costs between Australia and the U.S. for dependent children will be reimbursed for two (2) round trips per child each year (economy class) for the duration of your assignment.

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XI.   EDUCATION EXPENSES - Education expenses for a minor child residing in the
U.S. will be reimbursed up to US$6,000 per year for the 1997/98 and 1998/99 school years, as required. If needed, you will be reimbursed the differential between your son Christopher's college tuition in Australia and the comparable program at the University of Colorado-Boulder during the 1998 and 1999. We note that it is not intended that he attend college in 1998.

XII. EMERGENCY TRAVEL - You and your family will be reimbursed for the cost of one round trip (business class) to your home country in connection with the death or serious illness of an immediate family member.

XIII. HOLIDAYS AND WORK SCHEDULES - These will be observed in accordance with U.S. corporate policy.

XIV.  VACATION AND BENEFITS PROGRAMS

o Vacation hours accrued in Australia before the assignment will be paid to you before you leave Australia.

o You will be eligible for annual vacation based upon the US plan for corporate officers.

o You will be eligible to participate in standard Storage Technology Corporation US benefits. These include the medical/dental plans and the vision plan covering your children provided they are students.

XV.   OTHER OPTIONAL PLANS:

o    Employee Stock Purchase Plan

o    Long Term Disability

o    Supplemental Life Insurance

o    Profit Sharing and Thrift (401K)

o    Deferred Compensation


XVI. PERSONAL INCOME TAX AND OTHER PAYROLL TAXES - You are responsible for ensuring that all home and host country tax returns are filed on a timely basis. Also, you will be responsible for payment of all U.S., state income, and social security taxes during your assignment. The company will reimburse (via gross-up) the income taxes payable on all nondeductible expatriate benefits and relocation costs included in this agreement at Clauses 5, 7, 8, 9, 10, 11, 12 and 19.


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The Company requires the hiring of a specialized international tax advisor to prepare your tax returns and will cover the costs of this service for three (3) years (1998, 1999 and 2000 tax years). This tax assistance tax preparation will include:

o    pre-planning meeting with a tax advisor (Price Waterhouse/Australia),

o completing your tax advisor's filing questionnaires promptly after year end, and filing both US and foreign returns promptly after preparation, and

o while on assignment, if you decide to make any financial arrangements or transactions that will significantly impact your worldwide income, you must notify the Company in advance. Failure to disclose such significant financial transactions will allow the Company at its option not to reimburse any excess marginal tax caused by the assignment to the employee.

XVII. NO MINIMUM TERM OF EMPLOYMENT - Nothing contained herein shall be construed to obligate Storage Technology Corporation or any other affiliate of Storage Technology Corporation to provide you with any minimum term of employment.

XVIII. TERMINATION - The following sets forth the terms and conditions of your severance arrangement between you and Storage Technology Corporation during the twenty-six (26) month assignment. In all cases of termination, repatriation noted in Clause 19 will be paid by the corporation, except in the case of "TERMINATION FOR CAUSE," the re-settlement allowance will not be paid.

1. TERMINATION WITHOUT CAUSE - If the Company elects to terminate your employment without "Cause" (as that term is defined in paragraph 3), you shall be entitled to receive, as a severance payment, an amount equal to one-twelfth of your current annual base compensation. This base pay component shall be paid to you in a cash lump sum within thirty days after the termination of your employment, and the bonus payment will be paid at the time of payment to eligible participants.

2. TERMINATION IN THE EVENT OF SALE, MERGER OR CHANGE OF CONTROL - If, during your employment, the Company is sold, or merged with or into another company (in a transaction in which the Company is not the surviving entity), or all or substantially all of the assets of the Company are sold, or more than 25% of the outstanding voting capital stock of the Company is acquired by another person or persons (as such term is used in Sections 13 and 14(d)(2) of the Securities Exchange Act of 1934) acting as a group, you shall have the right to terminate your employment by written notice to the Company, given within six months after the date of any such event.



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3.   TERMINATION FOR CAUSE - If the Company elects to terminate your employment for Cause (as that term is defined below), your employment will terminate on the date fixed for termination by the Company, and thereafter the Company will not be obligated to pay you any additional compensation, whether in the way of base compensation, bonus, severance or otherwise, other than the compensation due and owing through the date of termination. "Cause" for purposes of this letter, shall mean any of the following: (i) gross negligence or dishonesty in the performance of your duties as an employee of the Company; (ii) engaging in conduct or activities or holding any position that materially conflicts with the interest of, or materially interferes with your duties owed to, the Company; (iii) engaging in conduct which is materially detrimental to the business of the Company; or (iv) any intentional violation of Company policies applicable to employees of your position with the Company, and any other violations of Corporate Policies and Practices.

XIX. SEVERANCE - You agree to execute documents that will be required to give effect to this agreement. You will be required to execute a second agreement, a standard release and non-compete, as precondition to receipt of severance and other benefits recited herein.

XX. REPATRIATION - It is anticipated that your assignment in the U.S. will be completed within twenty-six (26) months, at which time you will return to Australia. You will be eligible for the following expenses upon repatriation, or upon termination:

o Airfare for you and your wife (business class) and children (economy class) to Australia

o Temporary living for sixty (60) days or less (reimbursed through Business Expense)

o Shipment of household goods to Australia. Return shipment is not to exceed 125% of original shipment weight.

o    Resettlement Allowance of US$20,400

XXI. CONFLICT OF INTEREST - It is understood that while on assignment you will not engage in any employment, business enterprise, or other activity that would in any way conflict with your services and the interests of Storage Technology Corporation or any of its affiliates.

XXII. CONTRACT IMPLEMENTATION AND CHANGE - It is further understood that the terms and conditions of your assignment are subject to change under the rules governing employment practices in Colorado and by mutual agreement of employee and management. The relocation agreement will be implemented referencing Company


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policy when items are not specifically addressed. At the end of your assignment, should your assignment be extended, a new package will be negotiated.

XXIII. UNENFORCEABLE PROVISIONS - In the event that any provision of this agreement or the specifically referenced policies and practices shall be held invalid or unenforceable by reason of law, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provisions.

XXIV. The contents of this agreement should not be divulged either during the term of your employment or at any time thereafter by you to others who do not have a valid need to know.

This agreement supersedes and replaces all previous communications relating to your assignment, and there are no other understandings or representations, written or oral, about the assignment.

Bruce, I look forward to your contributions. If you have any questions, please contact me or Karen Niparko.

Very truly yours,


/s/ DAVID WEISS            2/3/98        /s/ LAURIE DODD
---------------------------------        -----------------------------
David Weiss                Date          Laurie Dodd
Chairman, President and                  Corporate Vice President
Chief Executive Officer                  Human Resource Development



I have read and accept the above terms and conditions:


/s/ BRUCE TAAFE            1/1/98
---------------------------------
Bruce Taafe                Date

STORAGETEK

TO:     Bruce Taafe                          FROM:    David Weiss
                                                      Chairman, President and
                                                      Chief Executive Officer

SUBJ:   RELOCATION FROM AUSTRALIA            DATE:    January 23, 1998
        TO STORAGETEK ASIA-PACIFIC

                                             CC:      Laurie Dodd
                                                      Karen Niparko
                                                      Nancy Carst


Storage Technology Corporation (Company) is pleased to offer you the following assignment at StorageTek Asia-Pacific. Your job title will be President of Asia-Pacific Operations, reporting to David Weiss. The expected duration of your assignment will be twenty-six (26) months and begin in Colorado effective November 1, 1997. You will be eligible for compensation adjustments per corporate policy. The following are the additional terms related to your new position. They are available to you (subject to change as provided elsewhere in this document), unless this assignment is terminated whether voluntarily, for cause, or reassignment.


I. BASE PAY - Shall be US$76,500 per annum, payable on a bi-weekly basis through StorageTek Asia-Pacific payroll, effective January 1, 1998.

II. BONUS PAY - During 1998 and 1999, you will be eligible for a target bonus of 30% of total target compensation capped at 2.33 times target bonus ("stretch"), based upon performance objectives that we will jointly establish.

III. PERSONAL INCOME TAX AND OTHER PAYROLL TAXES - You are responsible for ensuring that all home and host country tax returns are filed on a timely basis.

IV. NO MINIMUM TERM OF EMPLOYMENT - Nothing contained herein shall be construed to obligate Storage Technology Corporation or any other affiliate of Storage Technology Corporation to provide you with any minimum term of employment.

V. COMPLETION OF AGREEMENT - After completion of the twenty-six (26) month agreement, you may resign and receive twelve (12) months of base pay (being the combined base compensation on the US and Asia-Pacific contracts), and 100% of on-plan incentive (being the combined on-plan incentive on US and Asia-Pacific contracts), in addition to a cash payment of US $56,100.

VI. TERMINATION - The following sets forth the terms and conditions of your severance arrangement between you and Storage Technology Corporation during the twenty-six (26) month assignment:

1) TERMINATION WITHOUT CAUSE - If the Company elects to terminate your employment without "Cause" (as that term is defined in paragraph 3), you shall be entitled to receive, as a severance payment, an amount equal to your then current annual base compensation (being the combined base compensation on the US and Asia-Pacific contracts), plus your annual on-plan bonus (being the combined on-plan bonus incentive on the US and Asia-Pacific contracts). The base pay component shall be paid to you in a cash lump sum within thirty days after the termination of your employment, and the bonus portion of the payment will be paid at the same time of payment as to other eligible participants. The severance payment shall be reduced by any severance payments paid to you under the US contract. A prorated payment, based on the months of the agreement, will be paid against the $56,100, as described under 'V. Completion of the Agreement.'

2) TERMINATION IN THE EVENT OF SALE, MERGER OR CHANGE OF CONTROL - If, during your employment, the Company is sold, or merged with or into another company (in a transaction in which the Company is not the surviving entity), or all or substantially all of the assets of the Company are sold, or more than 25% of the outstanding voting capital stock of the Company is acquired by another person or persons (as such term is used in Sections 13 and 14(d)(2) of the Securities Exchange Act of 1934) acting as a group, you shall have the right to terminate your employment by written notice to the Company, given within six months after the date of any such event, and following such termination the Company will pay you an amount equal to your then current rate of annual base compensation, plus your annual on plan bonus (being the combined on-plan bonus incentive on the US and Asia-Pacific contracts). The amount payable pursuant to this paragraph 2 shall be paid in a cash lump sum within 30 days after your termination. A prorated payment, based on the months of the agreement, will be paid against the $56,100, as described under 'V. Completion of the Agreement.'

3) TERMINATION FOR CAUSE - If the Company elects to terminate your employment for Cause (as that term is defined below), your employment will terminate on the date fixed for termination by the Company, and thereafter the Company will not be obligated to pay you any additional compensation, whether in the way of base compensation, bonus, severance or otherwise, other than the compensation due and owing through the date of termination. "Cause" for purposes of this letter, shall mean any of the following: (i) gross negligence or dishonesty in the performance of your duties as an employee of the Company; (ii) engaging in conduct or activities or holding any position that materially conflicts with the interest of, or materially interferes with your duties owed to, the Company; (iii) engaging in conduct which is materially detrimental to the business of the Company; or
     (iv) any intentional violation of Company policies applicable to employees of your position with the Company, and any other violations of Corporate Policies and Practices.

VII. SEVERANCE - You agree to execute documents that will be required to give effect to this agreement. You will be required to execute a second agreement, a standard release and non-compete, as precondition to receipt of severance and other benefits recited herein.

VIII. CONFLICT OF INTEREST - It is understood that while on assignment you will not engage in any employment, business enterprise, or other activity that would in any way conflict with your services and the interests of Storage Technology Corporation or any of its affiliates.

IX. CONTRACT IMPLEMENTATION AND CHANGE - It is further understood that the terms and conditions of your assignment are subject to change under the rules governing employment practices in Colorado and by mutual agreement of employee and management. The relocation agreement will be implemented referencing Company policy when items are not specifically addressed. At the end of your assignment, should your assignment be extended, a new package will be negotiated.

X. UNENFORCEABLE PROVISIONS - In the event that any provision of this agreement or the specifically referenced policies and practices shall be held invalid or unenforceable by reason of law, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provisions.

The contents of this agreement should not be divulged either during the term of your employment or at any time thereafter by you to others who do not have a valid need to know.

This agreement supersedes and replaces all previous communications relating to your assignment, and there are no other understandings or representations, written or oral, about the assignment.


-----------------------------------     ---------------------------------------
David Weiss                    Date     Laurie Dodd                        Date
Chairman, President and                 Corporate Vice President
Chief Executive Officer                 Human Resource Development

I have read and accept the above terms and conditions:


-----------------------------------
Bruce Taafe                    Date